UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2016

Credit Suisse Park View BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55361	47-2988105
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Avenue

New York, New York

10010

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 325-2000

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[X] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 1, 2016, Credit Suisse Park View BDC, Inc. (the “Company”) issued a press release titled, “Credit Suisse Park View BDC, Inc. Announces Tender Officer”. The press release announced that the Company’s offer to purchase for cash up to 1,353,988 of its issued and outstanding common shares at a purchase price of $8.79 per share pursuant to a tender offer will commence on September 1, 2016 and expire at 11:59 PM, Eastern Time, on September 29, 2016, unless extended. Credit Suisse Alternative Capital, LLC (“CSAC”), which owns approximately 94% of the common shares of the Company, will not participate in the tender offer. After the completion of the tender offer, it is expected that CSAC will be the sole remaining owner of the issued and outstanding common shares of the Company, although completion of the tender offer is not conditioned on all non-CSAC shareholders tendering their shares.

The press release also announced that the Company’s board of directors has approved the temporary suspension of the continuous public offering of common shares of the Company pursuant to the Company’s prospectus dated May 5, 2016, as supplemented on May 20, 2016 (the “Offering”). The temporary suspension of the Offering is effective September 1, 2016.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Other Information

This Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials (the “Tender Materials”) that the Company intends to distribute to its stockholders and file with the SEC upon the commencement of the tender offer. The full details of the tender offer, including complete instructions on how to tender shares, will be included in the Tender Materials. Stockholders are urged to carefully read the Tender Materials when they become available because they will contain important information, including the terms and conditions of the tender offer. Stockholders may obtain free copies of the Tender Materials that the Company files with the SEC at the SEC’s website at: www.sec.gov. In addition, stockholders may obtain free copies of the filings with the SEC from the Company’s website at: www.credit-suisse.com/us/funds or by contacting American Stock Transfer and Trust Company, LLC, Operations Center, Attn: Reorganization Department at PO Box 2042, New York, New York 10272 or by phone (877) 248-6417 or (718) 921-8317.

Forward-Looking Statements

This Form 8-K may contain certain forward-looking statements, including statements with regard to future events or the future performance or operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in the Company’s operating area and the ability to complete the tender offer, and some of these factors are enumerated in the filings the Company makes with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated September 1, 2016

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2016		Credit Suisse Park View BDC, Inc.

	By:	/s/ Kenneth Lohsen
Name: Kenneth Lohsen
Title: Chief Financial Officer